EXHIBIT 1.1

EXECUTION VERSION

Sequoia Mortgage Trust 2013-6

Mortgage Pass-Through Certificates, Series 2013-6

Supplement to Underwriting Agreement

This Supplement to Underwriting Agreement, dated as of May 2, 2013 (this “Supplement”), among RBS Securities Inc. (“RBS”), Sequoia Residential Funding, Inc. (the “Depositor”), Redwood Residential Acquisition Corporation (the “Seller”) and Redwood Trust, Inc. (“Redwood Trust”), to the Underwriting Agreement, dated as of April 25, 2013 (the “Underwriting Agreement”), among RBS, the Depositor, the Seller and Redwood Trust relates to the underwriting of the Class A-IO2 Certificates. Capitalized terms not defined herein have the meanings assigned to them in the Underwriting Agreement.

This Supplement relates solely to the underwriting of the Class A-IO2 Certificates, and does not in any way amend or alter the terms of the underwriting of any of the other Underwritten Certificates. The terms of the Underwriting Agreement that are specifically referenced below, and only those terms, are incorporated into this Supplement. In the event of any conflict between this Supplement and the Underwriting Agreement, the terms of this Supplement shall control.

1. The Class A-IO2 Certificates shall be “Underwritten Certificates” as such term is used in the Underwriting Agreement.

2. The “Closing Date” for the Class A-IO2 Certificates shall be May 7, 2013.

3. The Seller, the Depositor and Redwood Trust jointly and severally, restate to RBS, each of the representations and warranties contained in Section 1 of the Underwriting Agreement, with all references to the "Closing Date" meaning the date hereof. Any references in Section 1 to “Final Prospectus” shall mean the Final Prospectus as supplemented by the Supplement to Prospectus Supplement (defined below).

4. The Seller, the Depositor and Redwood Trust jointly and severally represent and warrant to, and agree with, RBS that (A) the Supplement dated May 2, 2013 (the “Supplement to Prospectus Supplement) to the Prospectus Supplement dated April 29, 2013 to the Prospectus dated April 24, 2013, as of its date and the date hereof, and (B) the Final Prospectus, as of its issue date and as of the Closing Date, taken as a whole, as of the date hereof, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein and in the Underwriting Agreement, the Depositor agrees to sell to RBS, and RBS agrees to purchase $397,343,000 in notional amount of the Class A-IO2 Certificates, at a purchase price equal to 2.187575% of the initial aggregate notional amount thereof, together with accrued interest from and including April 1, 2013 to, but not including, the Closing Date, and subject to standard industry adjustments based on a record date convention). RBS will offer the Class A-IO2 Certificates for sale to the public in negotiated transactions or otherwise at various prices determined at the time of sale.

6. The provisions of Section 3 of the Underwriting Agreement shall apply to the Class A-IO2 Certificates among RBS, the Depositor, the Seller and Redwood Trust and are hereby restated as if contained herein.

7. It is understood that RBS will offer, sell or otherwise distribute the Class A-IO2 Certificates in accordance with the procedures described in Section 4 of the Underwriting Agreement. Prior to entering into a Contract of Sale, RBS shall have conveyed to the related purchaser a copy of the Final Prospectus, as supplemented by the Supplement to Prospectus Supplement. RBS will not provide any "written communication" to any prospective investor, unless it is preceded or accompanied by the Final Prospectus, as supplemented by the Supplement to the Prospectus Supplement.

8. The provisions of Section 5(i) and (ii), and in the final paragraph of Section 5 (following clause (x)) of the Underwriting Agreement shall apply to the offering of the Class A-IO2 Certificates by RBS and, where applicable, to the Supplement to Prospectus Supplement and are hereby restated as if contained herein. For purposes of these provisions, the period during which a prospectus relating to the Class A-IO2 Certificates is required to be delivered under the Securities Act shall be deemed to commence on the date hereof.

9. The provisions of Section 6(a), (l), (n) and the last paragraph thereof of the Underwriting Agreement shall apply to the Class A-IO2 Certificates among RBS, the Depositor, the Seller and Redwood Trust and are hereby restated as if contained herein.

10. This Supplement to Underwriting Agreement shall be subject to termination in RBS’ absolute discretion, by notice given to the Depositor if, subsequent to the date hereof, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of Redwood Trust or the Depositor shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in RBS’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in RBS’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Class A-IO2 Certificates on the terms and in the manner contemplated in the Final Prospectus and the Supplement to Prospectus Supplement.

11. The respective agreements, representations, warranties, indemnities and other statements of the Depositor, the Seller and Redwood Trust and their respective officers and of RBS set forth in or made pursuant to this Supplement to Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of RBS or the Depositor, the Seller or Redwood Trust, and will survive delivery of and payment for the Class A-IO2 Certificates. The provisions of Sections 12 and 13 hereof shall survive the termination or cancellation of this Supplement to Underwriting Agreement.

12. (a) The Depositor, the Seller and Redwood Trust jointly and severally agree to indemnify and hold harmless RBS and each person who controls RBS within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any revision or amendment thereof or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated in the Registration Statement or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Final Prospectus (expressly including any information relating to a servicer or an originator), taken together with the Supplement to Prospectus Supplement, or in any revision or amendment thereof or supplement thereto and (iv) the omission or alleged omission to state in the Final Prospectus (expressly including any information relating to a servicer or an originator) or the Supplement to Prospectus Supplement, or in any revision or amendment thereof or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and further agree to promptly reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him, as incurred, in connection with defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that none of the Depositor, the Seller or Redwood Trust shall be liable to RBS or any person who controls RBS to the extent that any misstatement or alleged misstatement or omission or alleged omission (i) was made in the Final Prospectus, the Supplement to Prospectus Supplement or the Registration Statement, as applicable, pursuant to Underwriter Information, Derived Information or Custom Loan Information disseminated by RBS (unless such misstatement or alleged misstatement or omission or alleged omission resulted from an error or material omission in the Seller Mortgage Loan Information), (ii) was corrected (with such correction timely delivered to RBS) at least one business day prior to the written confirmation of the applicable Contract of Sale and RBS did not deliver, at or prior to the written confirmation of such sale, a copy of the Final Prospectus and the Supplement to Prospectus Supplement as then revised, amended or supplemented, if the Depositor has previously furnished copies thereof to RBS in accordance with the terms of this Supplement to Underwriting Agreement, (iii) was made in the Registration Statement and was corrected in the Final Prospectus and the Supplement to Prospectus Supplement but RBS did not deliver, prior to entering into the applicable Contract of Sale, a copy of the Final Prospectus and the Supplement to Prospectus Supplement to the applicable purchaser, if the Depositor has previously furnished copies thereof to RBS in accordance with the terms of this Supplement to Underwriting Agreement or (iv) is attributable to a breach or an alleged breach of a representation and warranty made by RBS or an affiliate of RBS to the Depositor or an affiliate of the Depositor. This agreement as to indemnity will be in addition to any liability that the Depositor, the Seller or Redwood Trust may otherwise have.

(b) RBS agrees to indemnify and hold harmless the Depositor, Redwood Trust and the Seller, the officers of the Depositor who signed the Registration Statement or any amendment thereof, the directors of the Depositor, and each person who controls the Depositor, Redwood Trust or the Seller within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnities from the Depositor, the Seller and Redwood Trust to RBS; provided, however, that RBS will be liable in any such case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Underwriter Information, Derived Information or Custom Loan Information, as applicable, furnished by RBS to the Depositor or to a prospective investor, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom resulted (or is alleged to have resulted) directly from an error in the Seller Mortgage Loan Information that was used in the preparation of either (x) any Underwriter Information, Derived Information or Custom Loan Information (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Underwriter Information (or amendments or supplements) were based. This agreement as to indemnity will be in addition to any liability that RBS may otherwise have.

(c) Promptly after receipt of notice of the commencement of any action by an indemnified party under this Section 12, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, unless the indemnifying party is materially prejudiced by such failure to notify and in any event shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 12. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party, to assume the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party (including impleaded parties) or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party such that joint representation of the parties would create an ethical conflict of interest for counsel, the indemnified party or parties shall have the right to elect to be represented by separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and consent by the indemnified party to selection of counsel, which consent shall not be withheld unreasonably, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) for RBS in the case of paragraph (a) of this Section 12, representing the related indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

13. If the indemnification provided for in Section 12 is unavailable or insufficient to hold harmless an indemnified party under Section 12, then (i) each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 12 above in such proportion as is appropriate to reflect the relative benefits received by the Depositor, the Seller and Redwood Trust on the one hand and RBS on the other from the offering of the Class A-IO2 Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor, the Seller and Redwood Trust on the one hand and RBS on the other in connection with the statements or omissions or alleged statements or alleged omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor, the Seller and Redwood Trust on the one hand and RBS on the other shall be in such proportion so that RBS is responsible for an amount equal to the Spread, and the Depositor, the Seller and Redwood Trust are responsible for the balance. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omissions or alleged omission to state a material fact relates to information supplied by the Depositor, the Seller or Redwood Trust or by RBS and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor, the Seller, Redwood Trust and RBS agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 13 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 13. RBS shall not be required to contribute any amount in excess of (x) the Spread over (y) the amount of any damages which RBS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 13, “Spread” shall mean the excess, if any, of (i) the purchase prices paid by investors to RBS for the Class A-IO2 Certificates over (ii) the purchase price paid by RBS to the Depositor for the Class A-IO2 Certificates purchased by RBS.

14. The provisions of Sections 13, 14, 15, 16 and 17 of the Underwriting Agreement shall apply to the Class A-IO2 Certificates among RBS, the Depositor, the Seller and Redwood Trust and are hereby restated as if contained herein.

The undersigned have executed this Supplement to Underwriting Agreement as of the date hereof.

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ William Moliski
Name:	William Moliski
Title:	Authorized Officer

REDWOOD RESIDENTIAL ACQUISITION CORPORATION

By:	/s/ William Moliski
Name:	William Moliski
Title:	Authorized Officer

REDWOOD TRUST, INC.

By:	/s/ William Moliski
Name:	William Moliski
Title:	Authorized Officer

RBS SECURITIES INC.

By:	/s/ Sean Curran
Name:	Sean Curran
Title:	Vice President

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